UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2008

DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-14483	62-1207077
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Davidson Diversified Real Estate II, L.P, a Delaware limited partnership (the “Registrant”), owns a 99.90% interest in Big Walnut, L.P., a Delaware limited partnership (the “Partnership”). The Partnership owns Big Walnut Apartments (“Big Walnut”), a 251-unit apartment complex located in Columbus, Ohio.   On September 29, 2008, the Partnership and fourteen other partnerships (together the “Selling Partnerships”) that collectively own fifteen apartment complexes containing an aggregate of 2,919 units entered into an Agreement for Purchase and Sale and Joint Escrow Instructions (the “Purchase Agreement”) with third parties, JRK Property Holdings, Inc., a California corporation, and JRK Birchmont Advisors, LLC, a Delaware limited liability company (collectively the “Purchaser”), to sell fifteen apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser for a total sales price of $176,800,000, $8,300,000 of which will be allocated to Big Walnut. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of both the Partnership and the Managing General Partner of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $176,800,000, $8,300,000 of which will be allocated to Big Walnut,   subject to certain prorations and adjustments at the closing.  The Purchaser delivered a deposit of $17,700,000, of which the Partnership is allocated approximately $831,000 for Big Walnut. The deposit is nonrefundable unless the Purchaser is unable to either a) assume the existing Property mortgage or b) obtain new financing for the Property, as specified in the Purchase Agreement.  The applicable share of the deposit not refunded shall be credited against the purchase price at closing.

CLOSING.  The expected closing date for Big Walnut is October 21, 2008 at which time the mortgage will be repaid in full.  Both the Partnership and the Purchaser have the right to extend the closing, without penalty, to November 1, 2008 by delivering written notice to the other party by October 17, 2008. In addition, the Partnership has the right to extend the closing of Big Walnut for an additional 30 days beyond November 1, 2008 by delivering written notice to the Purchaser.  If the Partnership elects this extension, it is required to pay a sum equal to .05 percent multiplied by the amount of the loan being obtained by the Purchaser for the Property in order to cover the Purchaser’s rate lock extension fee.  Neither the Partnership nor the Purchaser is permitted to extend the closing date with respect to Big Walnut beyond December 1, 2008. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  With respect to Big Walnut, the Purchaser will pay (i) any mortgage or similar taxes on new financing obtained by the Purchaser; (ii) any premiums or fees required to be paid by the Purchaser with respect to the title policy; and (iii) one-half of the customary closing costs.  The Partnership will pay (i) the base premium for its title policy; (ii) the cost of recording any instruments required to discharge any liens or encumbrances against its Property; (iii) any sales, use taxes, gross receipts or similar taxes; and (iv) one-half of the customary closing costs.

REPRESENTATIONS AND WARRANTIES.  The Selling Partnerships and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The Partnership has no obligation to repair any loss or damage to Big Walnut by reason of any insured or uninsured casualty during the period through and including the closing date in excess of 30 percent of the allocated purchase price and shall notify the Purchaser in writing of such damages.  The Purchaser may elect to terminate the Purchase Agreement with respect to Big Walnut within ten days after notification of a casualty loss in excess of 30 percent of the allocated purchase price. With respect to any loss or damage less than 30 percent of the allocated purchase price, the Partnership will either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser.  The Partnership must maintain in full force and effect until the closing date all existing insurance coverage on Big Walnut.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without the prior written approval of the Selling Partnerships.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposit, the purchase price for Big Walnut or any other specified deliveries, the Purchaser will forfeit its deposit to the Partnership, and neither the Purchaser nor the Partnership will be obligated to proceed with the purchase and sale of Big Walnut.  The Selling Partnerships expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations the Purchaser has the option of (i) if Purchaser has closed on the remaining Properties for which there has been no default, seek specific performance of the Partnership’s obligations pursuant to the Purchase Agreement (but not damages); or (ii) terminating the Purchase Agreement for the Property or Properties for which there was a default, proceed to closing on the remaining Properties and receiving a return of the applicable deposit in an amount equal to the actual third-party costs incurred by the Purchaser relating to breaking any Purchaser’s rate lock with respect to the terminated properties, not to exceed $2,000,000 in the aggregate.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.17       Agreement for Purchase and Sale and Joint Escrow Instructions between Big Walnut, L.P., a Delaware limited partnership, and the affiliated Selling Partnerships and JRK Property Holdings, Inc., a California corporation and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated September 29, 2008. *

10.18       First Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions between Big Walnut, L.P., a Delaware limited partnership, and the affiliated Selling Partnerships and JRK Property Holdings, Inc., a California corporation and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated September 30, 2008. *

10.19       Second Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions between Big Walnut, L.P., a Delaware limited partnership, and the affiliated Selling Partnerships and JRK Property Holdings, Inc., a California corporation and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated October 2, 2008. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

By:  Davidson Diversified Properties,Inc.

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:    October 3, 2008